Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Prospectus/Proxy Statement and to the use of our report, dated June 20, 2018 on the financial statements and financial highlights of BNY Mellon Insight Core Plus Fund for the fiscal year ended April 30, 2018, which is incorporated by reference in this Registration Statement on Form N-14 of BNY Mellon Absolute Insight Funds, Inc.

/s/ ERNST & YOUNG LLP

New York, New York

June 20, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the use of our report, dated September 27, 2017 on the financial statements and financial highlights of Dreyfus Intermediate Term Income Fund for the fiscal year ended July 31, 2017, which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Investment Grade Funds, Inc.

/s/ ERNST & YOUNG LLP

New York, New York

June 20, 2018